Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17133, No. 333-38598 and No. 333-129057) of Hudson Technologies, Inc. of our report dated March 3, 2006, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ BDO SEIDMAN, LLP
Valhalla New York
March 27, 2006